EXHIBIT 23
                                                                      ----------



                                PLEDGE AGREEMENT
                          Dated as of November 11, 2003

         This Pledge Agreement (as modified from time to time, the "Agreement") has been executed by THE TED ARISON 1994 IRREVOCABLE TRUST FOR SHARI NO. 1, CREATED BY A SETTLEMENT DATED SEPTEMBER 27, 1994 BETWEEN THEODORE ARISON AND BARING BROTHERS (GUERNSEY) AS ORIGINAL TRUSTEE (the "Settlement"), as debtor ("Debtor"), IN FAVOR OF THE NORTHERN TRUST COMPANY, an Illinois banking corporation, as secured party (together with any successor, assign or subsequent holder, "Secured Party"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675. "Trust Instrument " means the Settlement and/or instruments governing the trust, as modified from time to time, and all related documents and instruments. Various capitalized terms used in this Agreement have the meanings set forth in the Section of this Agreement entitled "DEFINITIONS."

         In consideration of Secured Party's extension of new financial accommodations or continuation of existing financial accommodations to Debtor, Shari Arison Glazer, a natural person (the "BORROWER"), whose obligations to Secured Party are being supported by Debtor, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor agrees as follows:

1.       DEFINITIONS.

         (a) As used in this Agreement the following terms shall have the indicated meanings:

         "Affiliate Mutual Funds"-- see Section entitled "AFFILIATE MUTUAL FUNDS AND NT CORP STOCK."

         "Collateral"-- see Section entitled "PLEDGE."

         "Constituent Documents"-- means the articles or certificate of incorporation, by-laws, partnership agreement, certificate of limited partnership, limited liability company operating agreement, limited liability company articles of organization, trust instrument, and all other documents and instruments pertaining to the formation and ongoing existence of any person or entity which is not an individual.

         "Control Agreement"-- see Section entitled "CONTROL AGREEMENTS."

         "Event of Default"-- see Section entitled "EVENTS OF DEFAULT."

         "Intermediary"-- see Section entitled "PLEDGE."

         "Investment Grade", as to a security, means a security bearing a current rating of "BBB-" (BBB minus) or higher by Standard & Poor's or Fitch Investors Service, or "Baa3" or higher by Moody's.

         "Liabilities"-- see Section entitled "LIABILITIES."


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         "Listed," as to a security, means traded domestically on any national securities exchange or in the NASDAQ market.

         "Master Note(s)"--see Section entitled "LIABILITIES."

         "Minimum Liquidity Balance"-- see Section entitled "CONTRACTUAL MINIMUM LIQUIDITY BALANCE."

         "NT Corp Stock"-- see Section entitled "AFFILIATE MUTUAL FUNDS AND NT CORP STOCK."

         The term "person" includes both individuals and organizations.

         "Related Document(s)" means any note, agreement, guaranty or other document or instrument previously, now or hereafter delivered by Debtor or Borrower to Secured Party or any Secured Party Affiliate in connection with the Liabilities or this Agreement. The term "related document," if not initial-capitalized, means a document related to another referenced document.

         "Secured Party Affiliate" means Northern Trust Corporation or any direct or indirect subsidiary of Northern Trust Corporation (other than Secured Party itself).

         "Securities Account"--see Section entitled "PLEDGE."

         "Trust Instrument"--see preamble.

         "Unmatured Event of Default" means any event or condition that would become an Event of Default with notice or the passage of time or both.

         "Unrestricted" means, as to a security, that the security is not in any way subject to or covered by Rules 144 or 145 of the United States Securities and Exchange Commission, as in effect from time to time, or any successor regulations, or to any stockholders' agreement or other consensual restriction on sale or transfer.

         (b) As used in this Agreement, unless otherwise specified: the term "including" means "including without limitation"; the term "days" means "calendar days"; and terms such as "herein," "hereof" and words of similar import refer to this Agreement as a whole. References herein to partners of a partnership, joint venturers of a joint venture, or members of a limited liability company, mean, respectively, persons or entities owning or holding partnership interests, joint venture interests, or membership interests in such partnership, joint venture or limited liability company. Unless otherwise defined herein, all terms (including those not capitalized) that are defined in the Uniform Commercial Code of New York shall have the same meanings herein as in such Code, as such Code may be amended from time to time. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein


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to sections or provisions without reference to the document in which they are contained are references to this Agreement.

2. PLEDGE. Debtor grants to Secured Party a continuing security interest in the following, in each case whether certificated or uncertificated, whether now owned or hereafter acquired, wherever located (any or all of such, the "COLLATERAL"):

         (a) SECURITIES ACCOUNT (ENTIRE). Securities account no. 26-23608 with Northern Trust Bank, FSB (the "INTERMEDIARY"), in the name of Debtor or such other designation as may be required by the Intermediary, any additional successor and/or replacement accounts (if, as to any such additional accounts, Debtor confirms in writing that such accounts are covered by this Agreement), and any and all securities, security entitlements, financial assets, investment property, commodity contracts, money, instruments, documents, goods, chattel paper, accounts, general intangibles, deposit accounts, partnership and limited liability company interests, certificates of deposit, and other property and rights of any nature now or hereafter held in or constituting part of such account (such named account and all such additional, successor and replacement accounts collectively, the "SECURITIES ACCOUNT").

         (b) With respect to any Collateral referred to in (a), but without limiting (a):

                  (i) all stock and bond powers, certificates and instruments;

                  (ii) all additions, replacements, substitutions, interest, cash and stock dividends, warrants, options, and other rights and amounts paid, accrued, received, receivable, or distributed with respect thereto from time to time;

         (c) With respect to the foregoing, all products and proceeds thereof, including insurance proceeds and payments under the Securities Investor Protection Act of 1970, as amended.

3. LIABILITIES. The Collateral shall secure the payment and performance of all obligations and liabilities of Debtor and Borrower:

         (a) to Secured Party howsoever created, evidenced or arising, whether direct or indirect, absolute or contingent, now due or to become due, or now existing or hereafter arising, joint, several or joint and several, including obligations under or with respect to future advances, under or with respect to the Master Note dated November 11, 2003 executed by Borrower in favor of Secured Party, as amended, restated, renewed or replaced, (the "MASTER NOTE");

         (b) to Secured Party under or in connection with: (i) Related Documents; (ii) any guaranty by Debtor of any obligations of Borrower to Secured Party; and (iii) any expenses (including attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Secured


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Party, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Secured Party in connection with the enforcement or preservation of its rights hereunder or under any Related Document

(any or all obligations and liabilities described in the foregoing portion of this Section, the "LIABILITIES"). This Agreement shall continue and remain in effect notwithstanding that at any particular time there may be no Liabilities outstanding.

4. CONTROL AGREEMENT. The following additional provisions pertaining to the Intermediary do not limit any of Secured Party's rights or powers under other provisions hereof:

         (a) Debtor agrees to cause Intermediary to hold the Collateral for Secured Party. Debtor agrees to execute and deliver to Secured Party a Control Agreement in the form mutually agreed upon (the "Control Agreement") as to any Collateral consisting of a Securities Account or specified securities therein. The Control Agreement shall constitute an agreement among Debtor, Intermediary and Secured Party.

         (b) Except as otherwise specified herein or in the Control Agreement, Intermediary shall act or not act with respect to the Collateral solely in accord with entitlement orders and instructions (including instructions to sell or otherwise dispose of any Collateral and to deliver any Collateral to Secured Party) given from time to time by Secured Party. Secured Party may exercise any rights and powers hereunder or under the Control Agreement without the consent of Debtor.

         (c) Debtor hereby directs and authorizes Intermediary, as agent with respect to the Securities Account, to effect additions, replacements and substitutions of Collateral on behalf of Debtor pursuant to instructions of Debtor. Without limiting any other provision hereof, all such additions, replacements and substitutions shall be conclusively deemed to be "Collateral" hereunder, and Debtor shall be deemed to have granted a security interest in such items and assigned such items to Secured Party, as more fully provided above. All additions, substitutions and replacements shall be satisfactory to Secured Party in its sole discretion, and (without limiting any other provision hereof or of any Control Agreement) if Secured Party so requests no addition, substitution or replacement may be made except with the prior consent of Secured Party.

5.       CONTRACTUAL MINIMUM LIQUIDITY BALANCE.

         (a) Debtor agrees to take all steps, including pledging additional Collateral and placing additional assets in any pledged Securities Account, to ensure that the market value of the Collateral and (if an entire Securities Account is pledged) of any Affiliate Mutual Funds held in the Securities Account (which are not Collateral), as such market value is determined by Secured Party, at all times equals or exceeds the "Minimum Liquidity Balance." For purposes of this Agreement "MINIMUM LIQUIDITY BALANCE" means the amount necessary to ensure that the outstanding amount of the Liabilities does not exceed the sum of the below-indicated percentages of the market values of the below-indicated types of assets which are Collateral or which are Affiliate Mutual Funds held in a pledged Securities Account (and thus not Collateral):


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                  (i)      50%      Carnival Corporation.

                  (ii)     75%      U.S. government agency securities which are
         not explicitly guaranteed by the full faith and credit of the United States of America.

                  (iii)    80%      Investment Grade corporate and municipal
         debt securities.

                  (iv)     95%      Securities issued by, or guaranteed by the
         full faith and credit of, the United States of America.

                  (v)      100%     Investment Grade commercial paper and
         bankers' acceptances; money market mutual funds.

                  (vi)     100%     Deposit accounts and certificates of deposit
         maintained with Secured Party.

         (b) Notwithstanding the foregoing, for purposes of determining whether or not the Secured Party is obligated to make a Loan under the Master Note, for the purpose of Sections 6 and 7(c) hereof and for the purpose of permitting any release of Collateral, the percentage set forth in clause(a)(i) shall be 40%.

         (c) For purposes of (a), assets consisting of mutual funds (other than money market mutual funds) will be allocated a percentage of market value corresponding to the type of assets which constitute the majority (by dollar value) of assets held in the mutual fund, as reasonably determined by Secured Party. Collateral not indicated in the above list continues to be Collateral, but its market value is not included in determining compliance with the Minimum Liquidity Balance requirement. Any Collateral that is part of a securities lending program is not eligible for inclusion in any Minimum Liquidity Balance computation. The above list shall not be construed to imply that Secured Party has agreed to accept any particular assets as Collateral, and does not take precedence over any Regulation U or other legal requirements (which requirements, as reasonably determined by Secured Party, Debtor agrees to abide
by).

         (d) As a matter of clarification, the provisions of this Section shall in no manner limit or alter the collateral pledged under the Section hereof entitled "PLEDGE," and, further, shall not be deemed to effect a collateral pledge of any Affiliate Mutual Funds held in the Securities Account.

6. SECURITIES ACCOUNT WITHDRAWALS. Upon Debtor's request Secured Party shall direct the Intermediary issuing the Securities Account to permit withdrawals from the Securities Account so long as after any such withdrawal Debtor will be in compliance with any "Minimum Liquidity Balance" requirement set forth in this Agreement and no Event of Default or Unmatured Event of Default will have occurred and be continuing.

7.       AFFILIATE MUTUAL FUNDS AND NT CORP STOCK.


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         (a)      Notwithstanding any other provision hereof or of any Control
Agreement to the contrary or inconsistent with this (a):

                  (x) the Collateral shall not include: (A) units of any registered investment company issued by any of Secured Party's affiliates (as defined in the Federal Reserve Act, Section 23A)(such units, " AFFILIATE MUTUAL FUNDS"); and (B) stock or other equity interests in Northern Trust Corporation ("NT CORP STOCK"); and

                  (y) balances in any Securities Account pledged consisting of AFFILIATE MUTUAL FUNDS SHALL BE INCLUDED in determining compliance with any "Minimum Liquidity Balance" requirement under this Agreement; and

                  (z) balances in any Securities Account pledged consisting of NT CORP STOCK SHALL BE EXCLUDED in determining compliance with any "Minimum Liquidity Balance" requirement under this Agreement.

         (b) Debtor hereby irrevocably directs and authorizes Secured Party and any Intermediary, effective upon Secured Party's request, which may be made in Secured Party's sole discretion at any time and from time to time whether or not an Event of Default or Unmatured Event of Default has occurred, to take all steps necessary or appropriate in the judgment of Secured Party or any Intermediary to ensure that the Securities Account and assets in it do not consist in whole or in part of Affiliate Mutual Funds. The foregoing includes causing any Securities Account not to hold or retain Affiliate Mutual Funds, whether as a result of a "sweep" or otherwise, and purchasing such substitute investment(s) or deposit(s), including bank deposits with Secured Party (whether or not interest bearing), as Secured Party or Intermediary shall deem appropriate at any time and from time to time, whether with or without notice to or consent of Debtor.

         (c) NT Corp Stock: Debtor agrees not to (or to direct or authorize any Intermediary to) sell or otherwise dispose of any other securities or assets now or hereafter in the Securities Account in order to purchase additional NT Corp Stock (whether or not held in the Securities Account), unless after any such sale or other disposition Debtor will be in compliance with any Minimum Liquidity Balance requirement set forth herein and no Event of Default or Unmatured Event of Default will have occurred and be continuing. Likewise, additional NT Corp Stock may be added to the Securities Account with funds not part of or proceeds of the Securities Account if and only if at such time any Minimum Liquidity Balance requirement is met and no Event of Default or Unmatured Event of Default has occurred and is continuing.

         (d) Power of Attorney: To the fullest extent permitted by law, and without limiting Secured Party's rights under the Section hereof entitled "Rights of Secured Party," Debtor hereby appoints Secured Party and any Intermediary as Debtor's attorneys-in-fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document or instrument on behalf of Debtor in order to effectuate this Section. Debtor immediately will reimburse Secured Party and any Intermediary for all expenses so incurred.


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8.       REPRESENTATIONS AND WARRANTIES.

         (a)      Debtor hereby represents and warrants to Secured Party that:

                  (i) Debtor's exact legal name is as set forth in the heading to this Agreement. If Debtor is an organization: Debtor's type of organization, jurisdiction of organization or formation, and organizational identification number are as set forth in the preamble to this Agreement; and Debtor's place of business or, if Debtor has more than one place of business, Debtor's chief executive office is located at the address set forth above; and Debtor has never been organized or formed in any jurisdiction other than the jurisdiction set forth in the preamble to this Agreement. If Debtor is an individual, Debtor's principal residence is at Debtor's address set forth above. All Collateral is located in one of the fifty states of the United States of America. Further, except as and if specifically disclosed by Debtor to Secured Party IN WRITING prior to the execution of this Agreement, during the five (5) years and six months prior to the date of this Agreement:

                           (A) Debtor has not been known by any legal name different from the one set forth in the heading of this Agreement.

                           (B) Debtor's place of business has been at Debtor's address set forth above.

                  (ii) Debtor is validly existing and in good standing under the laws of its state of organization or formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the assets, condition or prospects of Debtor. The execution, delivery and performance of this Agreement and all Related Documents are within Debtor's powers and have been authorized by all necessary action required by law and (unless Debtor is an individual) Debtor's Constituent Documents.

                  (iii) The execution, delivery and performance of this Agreement and all Related Documents have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law, any Constituent Document or any agreement affecting Debtor or its property.

                  (iv) There has been no material adverse change in the business, condition, properties, assets, operations or prospects of Debtor or Borrower since the date of the latest financial statements provided by or on behalf of Debtor or Borrower to Secured Party.

                  (v) No financing statement, mortgage, notice of judgment, or any similar instrument (unless filed on behalf of Secured Party) covering any of the Collateral is on file in any public office.


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                  (vi)     Debtor is the lawful owner of and has rights in or
         power to transfer all Collateral, free and clear of all liens, pledges, charges, mortgages, and claims other than any in favor of Secured Party, except liens for current taxes not delinquent.

                  (vii) Debtor has filed or caused to be filed all federal, state, and local tax returns that are required to be filed, and has paid or has caused to be paid all of its taxes, including any taxes shown on such returns or on any assessment received by it, to the extent that such taxes have become due.

                  (viii) Except for federal and state securities laws generally applicable to the sale, transfer or redemption of marketable securities which are held by members of the general public, sale, transfer and redemption of the Collateral by Secured Party: (A) are not prohibited or regulated by any federal or state law or regulation or any agreement binding upon Debtor, including any Constituent Document; and (B) require no registration or filing with, or consent or approval of, any governmental body, regulatory authority or securities exchange.

                  (ix) Debtor has not acquired any Collateral in a transaction not involving a public offering within the meaning of applicable federal and state securities laws. Debtor is not an executive officer, director or other "affiliate" (as contemplated by Rules 144 and 145 of the Federal Securities and Exchange Commission) of any issuer of any Collateral.

                  (x) The Collateral is duly and validly authorized and issued, non-assessable, fully paid and paid for, and outstanding.

                  (xi) The execution, delivery and performance of this Agreement and all Related Documents are for proper trust purposes and are within Debtor's powers under the Settlement and applicable law. Debtor acknowledges that Secured Party is relying upon this Agreement and the Related Documents in extending any loans or other credit secured hereby, and that Secured Party would not extend such credit if Debtor did not execute and deliver this Agreement and the Related Documents.

         (b) The request or application for any advance under the Master Note by Borrower shall be a representation and warranty by Debtor as of the date of such request or application that: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing as of such date; and (ii) Debtor's representations and warranties herein and in any Related Document are true and correct as of such date as though made on such date.

9.       DEPOSITORIES; SUB-AGENTS AND NOMINEES.

         (a) Without limiting any other provision hereof, Secured Party may at its option from time to time transfer, or cause any Intermediary to transfer, the Collateral


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into a "pledge position" at any depository now or hereafter holding the
Collateral, and do or cause to be done, execute (or cause to be executed) such other documents, and take (or cause to be taken) such other actions as Secured Party may deem necessary or appropriate in connection therewith.

         (b) Secured Party shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any certificates or instruments representing or evidencing the Collateral, which may be held (in the discretion of Secured Party) in the name of Secured Party or any nominee or nominees of Secured Party or a sub-agent appointed by Secured Party. In addition, Secured Party shall at all times have the right to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Agreement.

         (c) For the better perfection of Secured Party's rights in and to the Collateral and to facilitate implementation of such rights, Debtor shall, upon written request of Secured Party, cause all the certificates, notes, documents and other instruments evidencing, representing or otherwise comprising the Collateral to be registered or otherwise put into the name of Secured Party or a nominee or nominees of Secured Party.

         (d) Debtor hereby consents and agrees that the issuers of, or any depository, registrar, transfer agent or similar party for any of, the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to
Section 9(b) hereof, notwithstanding any notice or direction to the contrary heretofore or hereafter given by Debtor or any other person to any such issuer or any such depository, registrar, transfer agent or similar party.

10. VOTING & MISCELLANEOUS RIGHTS. Unless an Event of Default has occurred and is continuing, Debtor may exercise any and all voting rights with respect to the Collateral. If an Event of Default has occurred and is continuing, Secured Party (and only Secured Party) may exercise any and all such rights. Any other rights (i.e., other than voting and trading rights with respect to the Collateral) may be exercised by, and only by, Secured Party, except as otherwise provided herein or in the Control Agreement.

11. GENERAL COVENANTS. Debtor agrees that so long as this Agreement remains in effect, it will:

         (a) NOTIFY SECURED PARTY IN WRITING AT LEAST THIRTY (30) DAYS IN ADVANCE OF:

                  (i)      ANY CHANGE WHATSOEVER IN THE NAME OF DEBTOR;

                  (ii) THE STATE OR JURISDICTION IN WHICH DEBTOR IS ORGANIZED OR FORMED OR, IF DEBTOR IS AN INDIVIDUAL, IN WHICH DEBTOR'S PRINCIPAL RESIDENCE IS LOCATED;


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                  (iii)    ANY NEW NAMES UNDER WHICH DEBTOR INTENDS TO DO
         BUSINESS; OR

                  (iv) ANY NEW ADDRESSES AT OR FROM WHICH DEBTOR INTENDS TO DO BUSINESS OR TO KEEP COLLATERAL OF ANY KIND.

Debtor shall in any event keep all Collateral within one or more states of the United States of America.

         (b) PROMPTLY DELIVER ANY CASH, SECURITIES OR OTHER PROPERTY RECEIVED WITH RESPECT TO THE COLLATERAL, WHETHER AS PROCEEDS OF THE DISPOSITION THEREOF, DIVIDENDS WITH RESPECT THERETO, OR OTHERWISE, TO BE HELD BY SECURED PARTY AS COLLATERAL. NOTWITHSTANDING THE FOREGOING, UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, DEBTOR MAY CONTINUE TO RECEIVE AND RETAIN INTEREST AND REGULAR CASH DIVIDENDS ON THE COLLATERAL.

         (c) Defend the Collateral against the claims and demands of all persons other than Secured Party and promptly pay all taxes, assessments, and charges upon the Collateral. Debtor agrees not to sign, file, or authenticate, or authorize or permit the signing, filing or authentication of, any financing statements or other documents creating or perfecting a lien upon or security interest in any of the Collateral or any Affiliate Mutual Funds except in favor of Secured Party, or otherwise create, suffer, or permit to exist any liens or security interests upon any Collateral or any Affiliate Mutual Funds other than in favor of Secured Party, except tax liens, provided that such liens are removed before related taxes become delinquent.

         (d) Sign, file, authenticate, and authorize the signing, filing and authenticating of, such financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by Secured Party), and do such other acts, as Secured Party may request to establish and maintain a valid and perfected security interest in the Collateral free and clear of all other liens and claims, except tax liens, provided that such liens are removed before related taxes become delinquent.

         (e) Keep at its address for notices set forth above its records concerning the Collateral, which records shall be of such character as will enable Secured Party to determine at any time the status of the Collateral; and permit Secured Party from time to time to inspect, audit, and make copies of, and extracts from, all records and all other papers in the possession or control of Debtor pertaining to the Collateral.

         (f) Provide to Secured Party from time to time such financial statements of and other information concerning the Collateral, Debtor, and Borrower as Secured Party shall reasonably request and hereby authorizes the Secured Party to prepare and file such financing statements without the signature of the Debtor.


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         (g)      Except if and to the extent specifically permitted by this
Agreement, not sell, transfer, lease, grant a license or option or similar right with respect to, or otherwise dispose of, or agree to dispose of, any Collateral.

12. EVENTS OF DEFAULT. The occurrence or continuance of any of the following shall constitute an "Event of Default":

         (a) (i) failure to pay, when and as due, any principal payable hereunder or in connection with any of the Liabilities; (ii) failure to pay, when and as due, any interest or amounts other than principal payable hereunder or in connection with any of the Liabilities and such failure shall continue unremedied for ten days after notice thereof is given by Secured Party to Debtor; or (iii) failure to comply with or perform any agreement or covenant of Debtor contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for thirty days after notice thereof is given by Secured Party to Debtor, PROVIDED THAT such period of thirty days shall be reduced to only five days after notice thereof is given by Secured Party to Debtor if Debtor fails to comply with or perform the section hereof entitled "CONTRACTUAL MINIMUM LIQUIDITY BALANCE" or any other provision hereof or of any Related Document which requires Debtor to ensure that collateral has a minimum market value, to maintain a minimum account balance, or to comply with any advance-rate or borrowing base-type requirements; or

         (b) Any default, event of default, or similar event shall occur or continue under any Related Document, and shall continue beyond any applicable notice, grace or cure period set forth in such Related Document; or

         (c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money in an aggregate amount in excess of (U.S.) $1,000,000 or the equivalent thereof, or permits the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Debtor or the Borrower, or under the terms of any agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

         (d) any representation, warranty, financial statement, or other writing furnished by or on behalf of Debtor or the Borrower to Secured Party is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

         (e) Shari Arison shall die or be declared incompetent; or this Agreement or any Related Document shall be repudiated or shall become unenforceable or incapable of performance in accord with its terms; or the trust under the Trust Instrument shall terminate in whole or in part or be the subject of a distribution of other than income but, in the case of a distribution, only if such distribution would otherwise cause an Event of Default or Unmatured


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Event of Default to occur, including a failure to comply with the section hereof entitled "Contractual Minimum Liquidity Balance"; or

         (f) Debtor shall fail to maintain its existence in good standing in its state of organization or formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the assets, condition or prospects of Debtor or the Borrower; or

         (g) except for a change in the trustee of Debtor, any person or entity presently not in control of Debtor shall obtain control directly or indirectly of Debtor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

         (h) any proceeding (judicial or administrative) shall be commenced against Debtor or the Borrower, or with respect to any of their assets, which in Secured Party's reasonable judgment is likely to have a material and adverse effect on the assets, condition or prospects of Debtor or the Borrower; or a judgment or settlement shall be entered or agreed to in any such proceeding which in Secured Party's reasonable judgment is likely to have a material and adverse effect on the assets, condition or prospects of Debtor or the Borrower; or

         (i) Debtor shall grant or any person (other than Secured Party) shall obtain a security interest in any of the Collateral or any Affiliate Mutual Funds, or shall file any financing statement purportedly covering any Collateral or any Affiliate Mutual Funds; Debtor or any other person shall perfect (or attempt to perfect) such a security interest; a court shall determine that Secured Party does not have a first-priority security interest in any of the Collateral or in any other assets constituting security for the Liabilities, enforceable in accord with this Agreement (as to the Collateral) or the related collateral documents (as to such other assets); or any notice of a federal tax lien against the Borrower or Debtor shall be filed with any public recorder, and such federal tax lien shall have a material adverse effect on the financial condition or prospects of the Debtor or the Borrower; or

         (j) except as expressly permitted by this Agreement or the Related Documents, all or any part of any of the Collateral or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred or sold without Secured Party's prior written consent; or

         (k) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Debtor or the Borrower, or Debtor or the Borrower shall take any steps toward, or to authorize, such a proceeding; or

         (l) Debtor or the Borrower shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

13.      DEFAULT REMEDIES.

         (a) Notwithstanding any provision of any document or instrument evidencing or relating to any Liability: (i) upon the occurrence and during the continuance of any Event of Default specified in subsections (a)-(j) of the Section entitled "EVENTS OF DEFAULT," Secured Party at its option may declare the Liabilities immediately due and payable without notice or demand of any kind; and (ii) upon the occurrence of any Event of Default specified in subsections (k)-(l) of the Section entitled "EVENTS OF DEFAULT," the Liabilities shall be immediately and automatically due and payable without action of any kind on the part of Secured Party. Upon the occurrence and during the continuance of any Event of Default, Secured Party may exercise any rights and remedies under this Agreement, any Related Document or other document or instrument (including any Related Document evidencing Liabilities or pertaining to Collateral), and at law or in equity.

         (b) If any Event of Default shall have occurred and be continuing, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in New York and any State in which any Collateral is located, Secured Party may, in its sole discretion:

                  (i) without being required to give any prior notice to Debtor apply the cash (if any) then held by it hereunder toward the Liabilities in such order as Secured Party shall determine in its sole discretion; and

                  (ii) if there shall be no such cash or the cash so applied shall be insufficient to pay all obligations in full, sell the Collateral, or any part thereof, at any public or private sale, for cash, upon credit or for future delivery, as Secured Party shall deem appropriate, provided, however, that Debtor shall be credited with proceeds thereof only when the proceeds are actually received in cash by Secured Party, and such sale shall be deemed commercially reasonable. Secured Party shall be authorized at any such sale (to the extent it deems it advisable to do so, in its sole discretion) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Secured Party shall have the right to assign, transfer and deliver to the purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor. DEBTOR HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) ALL RIGHTS OF REDEMPTION, STAY AND/OR APPRAISAL WHICH IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED. Secured Party has no obligation to marshal Collateral or to clean up or otherwise prepare Collateral for sale, and may specifically disclaim any warranties as to the Collateral, including those of title, merchantability, and fitness for a particular purpose. Secured Party may comply with any applicable local, state or federal law requirements in connection with a disposition of Collateral, and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral. Debtor grants to Secured Party the right to enter into or on any premises where Collateral may be located for the purposes of exercising any remedies upon the occurrence of an Event of Default. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral if it takes such action for that purpose as Debtor requests in writing, but failure to do so shall not be deemed a failure to exercise ordinary care; no failure of Secured Party to preserve or protect any right with respect to Collateral against prior parties, or to do any act with respect to preservation of Collateral not so requested by Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of Collateral. To the extent that notice of sale shall be required to be given by law, Secured Party shall give Debtor at least ten days' written notice of any such public sale or the date after which any such private sale or sales will be held. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case any such purchaser shall fail to take up and pay for the Collateral so sold; in the case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court of competent jurisdiction. Except as and if otherwise required by law, any proceeds of the Collateral sold or disposed of pursuant hereto shall be applied toward the Liabilities in such order as Secured Party shall determine in its sole discretion. Any balance remaining shall be returned to Debtor.

         (c) Secured Party may, by written notice to Debtor, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Secured Party and Debtor shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Secured Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Secured Party herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14. RIGHTS OF SECURED PARTY. Without limiting any other rights Secured Party has under the law, Secured Party may, from time to time, at its option (but shall have no duty to):

         (a) if an Event of Default has occurred and is continuing, perform any agreement of Debtor hereunder that Debtor shall have failed to perform;

         (b) if an Event of Default has occurred and is continuing, take any other action which Secured Party deems necessary or desirable for the preservation of the Collateral or Secured Party's interest therein and the carrying out of this Agreement, including: (i) any action to collect or realize upon the Collateral; (ii) the discharge of taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; (iii) the discharge or keeping current of any obligation of Debtor having effect on the Collateral; (iv) receiving, endorsing and collecting all checks and other orders for the payment of money made payable to Debtor representing any dividend, interest payment or other distribution payable or distributable in respect of the Collateral or any part thereof, and giving full discharge for the same; and
(v) causing any person or entity having possession of any Collateral to acknowledge that such person or entity holds such Collateral for the benefit of Secured Party; and

         (c) sign, file, authenticate, and authorize the signing, filing and authentication of, such financing statements and other documents respecting any right of Secured Party in the Collateral, in any and all jurisdictions as Secured Party shall determine in its discretion.

Debtor hereby appoints Secured Party as Debtor's attorney in fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document, or instrument, on behalf of Debtor in accordance with this Section. Debtor immediately will reimburse Secured Party for all expenses so incurred by Secured Party.

15. OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES. Debtor irrevocably agrees that no fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of Debtor under this Agreement or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

         (a) Secured Party may at any time and from time to time, without notice to Debtor, take any or all of the following actions without affecting or impairing the liability of Debtor on this Agreement:

                  (i)      renew or extend time of payment of the Liabilities;

                  (ii) accept, substitute, release or surrender any security for the Liabilities; and

                  (iii) release any person primarily or secondarily liable on the Liabilities (including the Borrower and any indorser).

         (b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any Related Document, shall release Debtor from any obligation hereunder. The obligations of Debtor under this Agreement are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Liabilities may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any Related Documents. In order to hold Debtor liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Secured Party, at any time, to resort for payment to Borrowers or to any other security for the Liabilities. Secured Party shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are being taken against any other property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

         (c) Debtor irrevocably waives presentment, protest, notice of intent to accelerate, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with this Agreement or the Liabilities.

         (d) Until all Liabilities have been paid in full and no committed or uncommitted credit facility has been extended to Debtor or Borrower by Secured Party which is secured pursuant hereto, Debtor waives the exercise of any claim or other right which Debtor might now have or hereafter acquire against the Borrower or any other person primarily or contingently liable on the Liabilities or that arises from the existence or performance of Debtor's obligations under this Agreement, including any right of subrogation, reimbursement, contribution, indemnification, or participation in any claim or remedy of Secured Party against the Borrower or any other collateral security for the Liabilities, which Secured Party now has or hereafter acquires, however arising. At such time as all Liabilities have been paid in full and no credit facility has been extended by Secured Party to Debtor or the Borrower which is secured pursuant hereto, Debtor shall have and may exercise any such claim or right which Debtor may have, including subrogation rights.

16. SECURED PARTY MAY ALSO BE INTERMEDIARY. Debtor hereby irrevocably waives, releases and forever relinquishes any claim or right of any nature whatsoever based upon the fact that Intermediary may be Secured Party itself or a Secured Party Affiliate, and hereby irrevocably consents to any such circumstance. The rights and powers of Secured Party shall not in any way be restricted by reason of any such present or future circumstance.

17. FURTHER ASSURANCES. Debtor agrees to do (or cause to be done) such further acts and things, and to execute and deliver (or cause to be executed and delivered) such additional conveyances, assignments, agreements, and instruments, as Secured Party may at any time reasonably request in connection with the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights, powers and remedies hereunder.

18. INVESTMENT DECISIONS. Debtor agrees that, except for a duty of good faith, Secured Party shall have no duty to Debtor with regard to decisions which Secured Party may make with regard to purchasing, holding or selling Collateral while the same shall be under Secured Party's control.

19. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made five business days after a record has been deposited in the mail, postage prepaid, or one business day after a record has been deposited with a recognized overnight courier, charges prepaid or to be billed to the sender, or on the day of delivery if delivered manually with receipt acknowledged, in each case addressed or delivered if to Secured Party to its banking office indicated above (Attention:
Banking) and if to Debtor to its address set forth above, or to such other address as may be hereafter designated in writing by the respective parties hereto by a notice in accord with this Section.

20. MISCELLANEOUS. This Agreement, the Related Documents, and any document or instrument executed in connection herewith or therewith, unless in each case otherwise specifically provided therein: (i) shall be governed by and construed in accordance with the internal law of the State of New York, except to the extent if any that the Uniform Commercial Code of the State of New York provides for the application of the law of a different State; and (ii) shall be deemed to have been executed in the State of New York. This Agreement shall bind Debtor and its successors and assigns, as well as all persons and entities who become bound as a debtor to this Agreement, and shall inure to the benefit of Secured Party, its successors and assigns, except that neither Debtor nor any person or entity who or which becomes bound as a debtor hereto may transfer or assign any rights or obligations hereunder without the prior written consent of Secured Party. Debtor agrees to pay upon demand all expenses (including attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Secured Party, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Secured Party or any holder hereof in connection with the enforcement or preservation of its rights hereunder, under any Related Document, or under any document or instrument executed in connection herewith or therewith. This Agreement may be executed in two or more counterparts, and (if there is more than one party) by each party on separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

21. WAIVER OF JURY TRIAL, ETC. DEBTOR AND (BY ITS ACCEPTANCE HEREOF AS PROVIDED BELOW) SECURED PARTY HEREBY IRREVOCABLY AGREE THAT ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER THE STATE OF NEW YORK AND IN THE COUNTY OF MANHATTAN. DEBTOR AND (BY ITS ACCEPTANCE HEREOF

AS PROVIDED BELOW) SECURED PARTY HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY AND STATE, AND HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NO PARTY HERETO MAY SEEK OR RECOVER PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY PROCEEDING BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT.

DEBTOR:

THE TED ARISON 1994 IRREVOCABLE TRUST FOR SHARI NO. 1

By:  JMD Delaware, Inc., not individually but solely as Co-Trustee

By:  /s/ Eric Goodison
     -------------------------------
Name:    Eric Goodison
     -------------------------------
Title:   Vice President
     -------------------------------



By:  JJO Delaware, Inc., not individually but solely as Co-Trustee

By:  /s/ John J. O'Neil
     -------------------------------
Name:    John J. O'Neil
     -------------------------------
Title:   President
     -------------------------------



By:  Cititrust (Jersey) Limited, not individually but solely as Co-Trustee

By:  /s/ Breege Jude                            /s/ Rob Vincent
     -------------------------------            -------------------------------
Name:    Breege Jude                                Rob Vincent
     -------------------------------            -------------------------------
Title:   Director                                   Authorized signatory
     -------------------------------            -------------------------------



ACCEPTED:

THE NORTHERN TRUST COMPANY

By:  /s/ Bradley E. Blevins
     -------------------------------
Print Name: Bradley E. Blevins
     -------------------------------
Title:   Senior Vice President
     -------------------------------